Exhibit 99.1


For Immediate Release
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                      ATMI INVESTS IN ANJI MICROELECTRONICS
                     Expands Copper Materials Opportunities

      DANBURY, CT -- July 13, 2005 -- ATMI, Inc. (Nasdaq: ATMI), a supplier of materials and materials packaging to the world's leading semiconductor manufacturers, today announced it has purchased a minority interest in Anji Microelectronics, a developer of advanced semiconductor materials located in Shanghai, China.

      The two companies will work together to develop and market advanced materials that leverage the skills and expertise of both groups: ATMI is a leader in many of the performance materials used in copper-based semiconductor manufacturing; Anji has expertise and strong focus in advanced semiconductor materials development.

      "ATMI is focused on providing the world's leading integrated circuit producers the highest performing materials and applications support for their most demanding applications," said Doug Neugold, Chief Executive Officer of ATMI. "Anji's technical capabilities, world-class people, and position as one of the first pure-play performance semiconductor materials companies in China will enable both companies to develop and deliver even better solutions for our customers."

      "The Anji/ATMI technical collaboration should present significant market opportunities for new leading edge performance materials," said Tod Higinbotham, ATMI Senior Vice-President and General Manager of Materials, "particularly in cleans and planarization."


                                    - more -

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      Anji Microelectronics, a high-tech company with operations in China, is focused on high growth and high performance semiconductor materials. Anji Microelectronics works with major semiconductor manufacturers in meeting their roadmap and performance needs. For more information, please visit www.anjimicro.com.

      ATMI provides specialty materials and materials packaging to the worldwide semiconductor industry. As the Source of Semiconductor Process Efficiency, ATMI helps customers improve wafer yields and lower operating costs. For more information, please visit www.atmi.com.


Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2005 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

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For more information contact:
      Dean Hamilton
      ATMI Investor & Public Relations
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com
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